NEW YORK BANCORP INC.
                            241-02 Northern Boulevard
                           Douglaston, New York 11362

                                    Form 10-K
                               September 30, 1997

Exhibit 21.

Subsidiary of the Registrant
Home Federal Savings Bank
241-02 Northern Boulevard
Douglaston, New York 11362
Home Federal Savings Bank is Federally chartered.

Subsidiaries of Home Federal Savings Bank:
Home Fed Advantage Corp.
241-02 Northern Boulevard
Douglaston, New York 11362
State of incorporation:  New York

Alameda Advantage Corp.
241-02 Northern Boulevard
Douglaston, New York 11362
State of incorporation:  New York

Home Fed Equity Corp.
241-02 Northern Boulevard
Douglaston, New York 11362
State of incorporation:  New York

Home Fed Properties Corp.
241-02 Northern Boulevard
Douglaston, New York 11362
State of incorporation:  New York

Home Fed Services, Inc.
241-02 Northern Boulevard
Douglaston, New York 11362
State of incorporation:  New York

HF Investors, Inc.
241-02 Northern Boulevard
Douglaston, New York 11362
State of incorporation:  New York

Home Fed Realty Corporation
241-02 Northern Boulevard
Douglaston, New York 11362
State of incorporation:  Delaware

Home Fed Funding Corp.
241-02 Northern Boulevard
Douglaston, New York 11362
State of incorporation:  New York